Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-295113 on Form S-1 of our report dated March 13, 2026, relating to the financial statements of EagleRock Land, LLC. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Houston, Texas
May 4, 2026